SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549


                               FORM 8-K


                            CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report   (Date of earliest event reported): January 22, 2002



                      RAIKE FINANCIAL GROUP, INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

       Georgia                                       58-2161804
------------------------                ------------------------------------
(State of Incorporation)                (I.R.S. Employer Identification No.)


  275 Parkway 575, Suite 100, Woodstock, Georgia             30188
  ----------------------------------------------           ----------
   (Address of principal executive offices)                (Zip Code)


                               770-516-6996
                            ------------------
                            (Telephone Number)


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                  RAIKE FINANCIAL GROUP, INC.


Item 4.  Change of Registrant's Certifying Accountants

On January 22, 2002, Raike Financial Group, Inc. (the "Company") determined not to renew the engagement of its independent accountants, Davis Auditing & Accounting and appointed Porter
Keadle Moore, LLP as it new independent accountants, effective immediately.

The decision not to renew the engagement of Davis Auditing &
Accounting and to retain Porter Keadle Moore, LLP was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through January 22, 2002, there were no disagreements between the Company and Davis Auditing & Accounting on accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if such disagreements were not resolved to Davis Auditing and Accounting's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1) (v) of Regulation S-K occurred within the Company's two most recent fiscal years ant the subsequent interim period through January
22, 2002.

The audit reports of Davis Auditing and Accounting on the financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 1999 did not contain any adverse opinion, nor were they qualified or modified as to uncertainly, audit scope, or accounting principles. A letter from Davis Auditing and Accounting is attached as Exhibit 16.1.

During the Company's two most recent fiscal years ended December
31, 2000, and the subsequent interim period through January 22, 2002, the Company did not consult with Porter Keadle Moore, LLP regarding any of the matters or events set forth in Item
304(a)(2)(i) and (ii) of Regulation S-K.



Item 7.  Exhibits

Exhibit
Number                    Exhibit
-------                   -------

 16.1         Letter of Davis Auditing & Accounting


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                  RAIKE FINANCIAL GROUP, INC.

                        SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   RAIKE FINANCIAL GROUP, INC.





                                   By:__/s/William J. Raike____
                                      William J. Raike III
                                      President and Chief
                                      Executive Officer



                                   Date:  May 3, 2002

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